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                                                                  Exhibit 10.1

8/6/04
NWPLSMT.N

                                 NORTHWEST PARK

                                      LEASE

                                    ARTICLE 1

                                 REFERENCE DATA

1.1       SUBJECT REFERRED TO.

          Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this
          Section 1.l.

                  DATE OF THIS LEASE:    August 9, 2004

                  BUILDING:              The two-story building in Northwest
                                         Park in Burlington, Massachusetts
                                         (hereinafter referred to as the "Park")
                                         located on that certain parcel of land
                                         and known as 71 Third Avenue (the
                                         Building and such parcel of land
                                         hereinafter being collectively referred
                                         to as the "Property").

                  PREMISES:              The entire Building, substantially as
                                         shown on Exhibit A attached hereto.

                  RENTABLE FLOOR
                  AREA OF PREMISES:      Approximately 43,061 square feet

                  LANDLORD:              Seventy One Limited Liability Company

                  ORIGINAL NOTICE
                  ADDRESS OF LANDLORD:   c/o Nordblom Management Company, Inc.
                                         15 Third Avenue
                                         Burlington, Massachusetts 01803

                  TENANT:                Acme Packet, Inc., a Delaware
                                         corporation

                  NOTICE
                  ADDRESS OF TENANT
                  PRIOR TO TAKING
                  POSSESSION OF
                  THE PREMISES:          130 New Boston Street
                                         Woburn, MA 01801

                  NOTICE ADDRESS OF
                  TENANT AFTER TAKING
                  POSSESSION OF THE
                  PREMISES:              71 Third Avenue
                                         Burlington, MA 01803

                  COMMENCEMENT DATE:     See Section 2.2

                  EXPIRATION DATE:       June 30, 2010

                  RENT COMMENCEMENT
                  DATE: The later of (i) July 1, 2005 or (ii) the date on which Landlord's Work (as defined below) has been "substantially completed".

                  DELIVERY DATE:         On or about January 15, 2005.

                  ANNUAL FIXED RENT
                  RATE: $516,732.00 during the first lease year; $559,788.00 during the second lease year; $602,844.00 during the third lease year; $645,912.00 during the fourth lease year; and $688,968.00 during the fifth lease year.

                  MONTHLY FIXED RENT
                  RATE:                  $43,061.00 during the first lease year;
                                         $46,649.00 during the second lease
                                         year; $50,237.00 during the third lease
                                         year; $53,826.00 during the fourth
                                         lease year; and $57,414.00 during the
                                         fifth lease year.

                  LETTER OF CREDIT
                  AMOUNT: $300,000.00 (subject to reduction pursuant to Section 4.4)

                  INITIAL ESTIMATE OF
                  TAXES FOR THE TAX
                  YEAR:                  $81,804.00

                  INITIAL ESTIMATE OF
                  OPERATING COSTS FOR
                  THE CALENDAR YEAR:     $70,200.00

                  PERMITTED USES:        General offices, research and
                                         development, and light manufacturing,
                                         and shipping and receiving ancillary
                                         thereto.

                  PUBLIC LIABILITY INSURANCE LIMITS:

                      COMMERCIAL GENERAL LIABILITY: $1,000,000 per occurrence
                                                    $2,000,000 general aggregate

1.2       EXHIBITS.

          The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

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                   EXHIBIT A                  Plan showing the Premises.
                   EXHIBIT B                  Commencement Date Notification
                   EXHIBIT C                  Plans and Specifications
                   EXHIBIT D                  Work Change Order
                   EXHIBIT E                  Form of Letter of Credit
                   EXHIBIT F                  Rules and Regulations
                   EXHIBIT G                  Form Tenant Estoppel Certificate
                   EXHIBIT H                  Initial Tenant's Work

1.3       TABLE OF ARTICLES AND SECTIONS.

          ARTICLE 1 -- REFERENCE DATA

          1.1      Subjects Referred To
          1.2      Exhibits
          1.3      Table of Articles and Sections

          ARTICLE 2 -- PREMISES AND TERM

          2.1      Premises
          2.2      Term
          2.3      Extension Option

          ARTICLE 3 -- IMPROVEMENTS

          3.1      Performance of Work and Approval of Landlord's Work
          3.2      Acceptance of the Premises
          3.3      Pre-Commencement Entry by Tenant

          ARTICLE 4 -- RENT

          4.1      The Fixed Rent
          4.2      Additional Rent
                   4.2.1      Real Estate Taxes
                   4.2.2      Personal Property Taxes
                   4.2.3      Operating Costs
                   4.2.4      Insurance
                   4.2.5      Utilities
          4.3      Late Payment of Rent
          4.4      Letter of Credit
                   4.4.1      Amount of Letter of Credit
                   4.4.2      Renewal of Letter of Credit
                   4.4.3      Draws to Cure Defaults
                   4.4.4      Draws to Pay Damages
                   4.4.5      Draws for Failure to Deliver Substitute Letter of
                              Credit
                   4.4.6      Transferability
                   4.4.7      Return of Letter of Credit at End of Term

          ARTICLE 5 -- LANDLORD'S COVENANTS

          5.1      Affirmative Covenants
                   5.1.1      Heat and Air Conditioning
                   5.1.2      Electricity
                   5.1.3      Cleaning; Water
                   5.1.4      Fire Alarm
                   5.1.5      Repairs
                   5.1.6      Landlord's Insurance
                   5.1.7      Landlord's Indemnification
          5.2      Interruption
          5.3      Outside Services

          ARTICLE 6 -- TENANT'S ADDITIONAL COVENANTS

          6.1      Affirmative Covenants
                   6.1.1      Perform Obligations
                   6.1.2      Use
                   6.1.3      Repair and Maintenance
                   6.1.4      Compliance with Law
                   6.1.5      Indemnification
                   6.1.6      Landlord's Right to Enter
                   6.1.7      Personal Property at Tenant's Risk
                   6.1.8      Payment of Landlord's Cost of Enforcement
                   6.1.9      Yield Up
                   6.1.10     Rules and Regulations
                   6.1.11     Estoppel Certificate
                   6.1.12     Landlord's Expenses Re: Consents

          6.2      Negative Covenants
                   6.2.1      Assignment and Subletting
                   6.2.2      Nuisance
                   6.2.3      Hazardous Wastes and Materials
                   6.2.4      Floor Load; Heavy Equipment
                   6.2.5      Installation, Alterations or Additions
                   6.2.6      Abandonment
                   6.2.7      Signs
                   6.2.8      Parking and Storage

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          ARTICLE 7 -- CASUALTY OR TAKING

          7.1         Termination
          7.2         Restoration.
          7.3         Award
          7.4         Disbursement of Insurance Proceed

          ARTICLE 8 -- DEFAULTS

          8.1         Events of Default
          8.2         Remedies
          8.3         Remedies Cumulative
          8.4         Landlord's Right to Cure Defaults
          8.5         Effect of Waivers of Default
          8.6         No Waiver, etc.
          8.7         No Accord and Satisfaction

          ARTICLE 9 -- RIGHTS OF MORTGAGE HOLDERS

          9.1         Rights of Mortgage Holders
          9.2         Lease Superior or Subordinate to Mortgages

          ARTICLE 10 -- MISCELLANEOUS PROVISIONS

          10.1        Notices From One Party to the Other
          10.2        Quiet Enjoyment
          10.3        Lease Not to be Recorded
          10.4        Limitation of Landlord's Liability
          10.5        Acts of God
          10.6        Landlord's Default
          10.7        Brokerage
          10.8        Applicable Law and Construction

                                    ARTICLE 2

                                PREMISES AND TERM

2.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding, however, the use of the roof of the Building for telecommunications equipment, Landlord reserving the right from time to time, without unreasonable interference with Tenant's use of the Premises, to install, use and repair telecommunications equipment on the roof of the Building. Except in the case of an emergency, Landlord shall use reasonable efforts to provide Tenant with notice prior to Landlord's installation, use or repair of telecommunication equipment on the roof of the Building.

          Tenant shall be permitted to use up to 150 parking spaces in the parking area serving the Building subject to reduction as may occur on account of Tenant's utilization of the shipping and receiving area.

          Landlord reserves the right from time to time, without unreasonable interference with Tenant's use of the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, (b) to make any repairs and replacements to the Premises which Landlord may deem necessary, and (c) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same. Except in the case of an emergency, Landlord shall use reasonable efforts to provide Tenant with notice prior to entering the Building in connection with Landlord's exercise of its rights under this paragraph.

2.2 TERM. TO HAVE AND TO HOLD for a term beginning on the date (the "Commencement Date") on which Tenant first occupies all or any portion of the Premises for the conduct of its business, provided Landlord's Work has been substantially completed (defined below), and ending on the Expiration Date, unless sooner terminated as hereinafter provided. The Commencement Date is estimated to occur 100 days after the issuance of the building permit for Landlord's Work. When the Commencement Date has been determined, such date shall be evidenced by a document, in the form attached hereto as Exhibit B, which Landlord shall complete and deliver to Tenant, and which shall be deemed conclusive unless Tenant shall notify Landlord of any disagreement therewith within ten (10) days of receipt. The term "substantially completed" as used herein shall mean that (i) the work to be performed by Landlord pursuant to Exhibit C has been completed with the exception of minor items which can be fully completed without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses, and (ii) a temporary or permanent certificate of occupancy shall have been issued for the Premises. However, the Landlord's Work shall be deemed to be "substantially completed" on the date that such work would have been substantially completed but for any delays caused by Tenant, but Landlord shall not be relieved from the obligation to actually complete Landlord's Work.

          The term "lease year" as used herein shall mean a period of twelve
          (12) consecutive full calendar months. The first lease year shall begin on the Rent Commencement Date if the Rent Commencement Date is the first day of a calendar month; if not, then the first lease year shall commence upon the first day of the calendar month next following the Rent Commencement Date. Each succeeding lease year shall commence upon the anniversary date of the first lease year.

2.3 EXTENSION OPTION. Tenant shall have the right to extend the term of this Lease for one additional period of five (5) years, to begin immediately upon the expiration of the original term of this Lease (the "extended term"), provided that each of the following conditions has been satisfied:

                   (i) As of the date of the Extension Notice (defined below) and as of the commencement of the extended term, Tenant shall not be in default and shall not have previously been in default of its obligations under this Lease beyond any applicable grace period;

                   (ii) Tenant shall have had a net income for the 12-month period immediately preceding the date of the Extension Notice and for the 12-month period immediately preceding the commencement of the extended term, or in the alternative, Tenant shall have sufficient income or financial resources to meet Tenant's obligations under this Lease during the extended term; and

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                   (iii) simultaneously with the delivery of the Extension
                   Notice and also at the commencement of the extended term, Tenant shall have delivered to Landlord an audited statement, prepared by Tenant's accountant using generally accepted accounting principles either (x) evidencing such net income during each of the periods specified above, or (y) demonstrating to Landlord's reasonable satisfaction that Tenant has sufficient income or financial resources to meet Tenant's obligations under this Lease during the extended term.

          All of the terms, covenants and provisions of this Lease shall apply to such extended term except that the Annual Fixed Rent Rate for such extension period shall be the market rate for comparable buildings in the Burlington area at the commencement of such extended term, as designated by Landlord. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord written notice (the "Extension Notice") of its intention to do so not later than one
          (1) year prior to the expiration of the original term of this Lease. If Tenant gives such notice and satisfies the conditions specified above, the extension of this Lease shall be automatically effected without the execution of any additional documents. The original term and the extended term are hereinafter collectively called the "term".

          If Tenant properly exercises the aforesaid option, then not later than eleven (11) months prior to the expiration of the original term of this Lease Landlord shall give written notice to Tenant of Landlord's designation of the market rate. Within fifteen (15) days following Landlord's notice, Tenant shall either propose its designation of the market rate by giving notice thereof to Landlord or shall accept Landlord's designation. Failure on the part of Tenant to give such notice of its designation shall bind Tenant to Landlord's designation. If Tenant proposes its designation of the market rate, then Landlord and Tenant shall attempt to agree upon a market rate. If the parties have been unable to reach agreement within thirty (30) days following Tenant's designation, then the market rate may be submitted to arbitration by either party as follows: market rate shall he determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided. The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the then President of the Boston Bar Association and request him to select an impartial third arbitrator, who shall be another office building owner, a real estate counsellor or a broker dealing with like types of properties, to determine market rate as herein defined. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall share equally the expense of the third arbitrator (if any). If the dispute between the parties as to a market rate has not been resolved before the commencement of Tenant's obligation to pay Fixed Rent based upon such market rate, then Tenant shall pay Fixed Rent under the Lease based upon the market rate designated by Landlord until either the agreement of the parties as to the market rate, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Fixed Rent to Landlord, or Landlord shall refund any overpayment of Fixed Rent to Tenant.

          In any event, the Annual Fixed Rent Rate for the extended term shall not be less than the Annual Fixed Rent Rate in effect immediately prior to such extended term.

                                    ARTICLE 3

                                  IMPROVEMENTS

3.1 PERFORMANCE OF WORK AND APPROVAL OF LANDLORD'S WORK. Landlord shall cause to be performed the work desired by Tenant to prepare the Premises for Tenant's use and occupancy in accordance with the plans and specifications attached hereto as Exhibit C (the "Landlord's Work"). All such work shall be done in a good and workmanlike manner employing good materials and so as to conform to all applicable building laws. Landlord agrees to deliver the Premises on the date Landlord's Work is substantially completed in compliance with the Massachusetts building code. All other work and installations which are necessary or desirable to prepare the Premises for Tenant's use and occupancy shall be performed by Tenant at Tenant's expense, including without limitation the installation of furniture, fixtures and equipment, all voice wiring, security systems, and any specialty HVAC and plumbing (the "Tenant's Work"). Tenant agrees that Landlord may make any changes in such work which may become reasonably necessary or advisable, other than substantial changes, without approval of Tenant, provided written notice is promptly given to Tenant; and Landlord may make substantial changes in such work, with the written approval of Tenant, which shall not be unreasonably withheld or delayed. Landlord shall use diligence to cause Landlord's work to be substantially completed by the Delivery Date, subject to the provisions of Section 10.5 hereof and any delays caused by action or inaction of Tenant. Landlord agrees that Tenant may make changes in such work with the approval of Landlord and the execution by Landlord and Tenant of a Work Change Order, in the form attached hereto as Exhibit D. Notwithstanding anything to the contrary contained herein, if Landlord's Work is not substantially completed by that date (the "Outside Date") which is 60 days from the Delivery Date and such failure is not the result of delays caused by Tenant, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within five (5) days following the Outside Date, such termination to be effective at the expiration of thirty (30) days from the giving of such notice, and if prior to the expiration of the aforesaid thirty (30) day period the work has not been substantially completed, this Lease shall thereupon terminate. If Tenant does not exercise said termination right within said five (5) day period, Tenant shall be deemed to have waived its right to terminate this Lease and this Lease shall continue in full force and effect as between the parties.

          If Landlord has not obtained the applicable and necessary permits for the performance of Landlord's Work by November 15, 2004, either party shall have the right to terminate this Lease by giving written notice to the other no later than November 20, 2004, whereupon this Lease shall terminate. If neither party exercises its respective termination right as set forth in the preceding sentence by November 20, 2004, then the aforesaid termination right shall be void and this Lease shall continue in full force and effect as between the parties. Notwithstanding the foregoing, if Tenant does not execute and deliver an original of this Lease to Landlord and sign the plans and specifications attached hereto as Exhibit C (which signature shall evidence Tenant's agreement to the scope of Landlord's Work) by August 15, 2004, Tenant shall be deemed to have waived its right to terminate this Lease as set forth in this paragraph.

3.2 ACCEPTANCE OF THE PREMISES. Tenant or its representatives may, at reasonable times, enter upon the Premises during the progress of the work to inspect the progress thereof and to determine if the work is being performed in accordance with the requirements of Section 3.1. Tenant shall promptly give to Landlord notices of any alleged failure by Landlord to comply with those requirements. Landlord's Work shall be deemed approved by Tenant upon the date Tenant takes occupancy of the Premises for the conduct of its business, except for items of Landlord's Work which are uncompleted or do not conform to Exhibit C and as to which Tenant shall, in either case, have given written notice to Landlord prior to such occupancy. A certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord's Work has been completed except for items stated in such certificate to be incomplete or not in conformity with Exhibit C.

3.3 PRE-COMMENCEMENT ENTRY BY TENANT. With Landlord's prior consent, which shall not be unreasonably withheld or delayed, Tenant shall have the right to enter the Premises during the performance of Landlord's Work, during normal business hours and without payment of rent, but otherwise subject to all the terms and conditions of this Lease, including Sections 4.2.4 and 6.2.5, to perform the Tenant's Work, so long as such work does not interfere with the performance of Landlord's Work.

                                    ARTICLE 4

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                                      RENT

4.1 THE FIXED RENT. Commencing on the Rent Commencement Date, Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, at the Annual Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent
          Rate), in advance, without notice or demand, and without setoff, abatement, suspension, deferment, reduction or deduction, except as otherwise expressly provided herein, on the first day of each calendar month included in the term; and for any portion of a calendar month following the Rent Commencement Date, at the rate for the first lease year payable in advance for such portion. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Annual Fixed Rent, the Additional Rent and all other sums payable by Tenant to Landlord shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or abated pursuant to an express provision of this Lease.

          If Landlord shall give notice to Tenant that all rent and other payments due hereunder are to be made to Landlord by electronic funds transfers, so called, or by similar means, Tenant shall make all such payments as shall be due after receipt of said notice by means of said electronic funds transfers (or such similar means as designated by Landlord).

4.2 ADDITIONAL RENT. Commencing on the Commencement Date, but in no event later than the Rent Commencement Date, Tenant covenants and agrees to pay, as Additional Rent, insurance costs, utility charges, personal property taxes and taxes and operating costs with respect to the Premises as provided in this Section 4.2 as follows:

          4.2.1 REAL ESTATE TAXES. Tenant shall pay to Landlord, as additional rent, for each tax period partially or wholly included in the term, payments on account of Taxes (as hereinafter defined) assessed against the Property during any fiscal tax year during the term (a "Tax Year"). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Taxes, such monthly amounts to be sufficient to provide Landlord, by the time real estate TAX payments are due and payable to any governmental authority responsible for collection of same, a sum equal to the Taxes, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available. The initial calculation of the monthly estimated payments shall be based upon the Initial Estimate of Taxes for the Tax Year and upon quarterly payments being due to the governmental authority on August 1, November 1, February 1 and May 1, and shall be made when the Commencement Date has been determined. Upon written request from Tenant to Landlord, Tenant shall have the right, within sixty (60) days following the end of each fiscal year, to review a copy of the tax bill for the preceding fiscal year at Landlord's offices. If the total of such monthly remittances for any Tax Year is greater than the actual Taxes for such Tax Year, Landlord shall credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference, unless Tenant requests in writing that Landlord pay any such difference to Tenant; if the total of such remittances is less than the actual Taxes for such Tax Year, Tenant shall pay the difference to Landlord at least ten
                    (10) days prior to the date or dates within such Tax Year that Taxes become due and payable to the governmental authority (but in any event no earlier than ten (10) days following a written notice to Tenant, which notice shall set forth the manner of computation of Tenant's Percentage of Taxes).

                    If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, such refund (less the expenses, including attorneys' fees and appraisers' fees, incurred in connection with obtaining any such refund), as relates to Taxes paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained, unless Tenant requests in writing that Landlord pay any such refund to Tenant.

                    In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Taxes which may be payable by Tenant as provided in this subsection 4.2.1 shall be appropriately apportioned and adjusted.

                    The term "Taxes" shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the term by any governmental authority upon or against the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

          4.2.2 PERSONAL PROPERTY TAXES. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

          4.2.3 OPERATING COSTS. Tenant shall pay to Landlord the Operating Costs (as hereinafter defined) incurred by Landlord in any calendar year. Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Costs, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs, as reasonably estimated by Landlord from time to time. The initial monthly estimated payments shall be in an amount equal to 1/12th of the Initial Estimate of Operating Costs for the calendar year. Following the end of each calendar year, including the first calendar year, Landlord shall deliver to Tenant a reasonably detailed statement of the Operating Costs payable under this
                    Section 4.2.3 for such calendar year, prepared, allocated and computed in accordance with generally accepted accounting principles (the "Annual Operating Statement"). If, at the expiration of the calendar year in respect of which monthly installments of Operating Costs shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs for such calendar year, Landlord shall credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference, unless Tenant requests in writing that Landlord pay any such difference to Tenant; if the total of such remittances is less than the Operating Costs for such calendar year, Tenant shall pay the difference to Landlord within twenty (20) days from the date Landlord furnishes to Tenant the Annual Operating Statement. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated.

                    The term "Operating Costs" shall mean all costs and expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Property, and the portion of such costs and expenses with regard to the common areas, facilities and amenities of the Park which is equitably allocable to the Property, including, without limitation, all costs of maintaining and repairing the Property and the Park (including snow removal, landscaping and grounds maintenance, operation and maintenance of parking lots, sidewalks, walking paths, access roads and driveways, security, operation and repair of heating and air-conditioning equipment, elevators, lighting and any other Building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors or from others) necessary to keep the Property and the Park in good working order, repair, appearance and condition; all

                                        5
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                    costs, including material and equipment costs, for window
                    cleaning of the Building; all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges) and other utilities to the Building; payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates engaged in security and maintenance of the Property and the Park; attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings) and auditing and other professional fees and expenses incurred in connection with the Park; and a reasonable management fee consistent with management fees charged by landlord's of comparable buildings in the Burlington area.

                    There shall not be included in such Operating Costs (i) brokerage fees (including rental fees) related to the operation of the Building; (ii) interest and depreciation charges incurred on the Property; (iii) expenditures made by Tenant with respect to (a) cleaning, maintenance and upkeep of the Premises, except to the extent provided by Landlord at Tenant's request or pursuant to the terms and conditions of this Lease, and (b) the provision of electricity to the Premises; (iv) mortgage charges (including principal and interest); (v) the cost of work done or services supplied by Landlord for a particular tenant in the Park for which Landlord has the right to be reimbursed by such tenant; (vi) any cost incurred by the gross negligence or willful misconduct of the Landlord, its agents and employees; (vii) except to the extent caused by or attributable to Tenant, penalties, fines and other costs incurred due to violation by the Landlord of any lease or any laws, rules, regulations or ordinances applicable to the Building and any interest or penalties due for late payment by Landlord of any of the expenses; (viii) expenses to prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing or prospective tenant or other occupant of the Park other than Tenant (except as otherwise agreed to); (ix) expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants other than Tenant or in connection with any financing, sale or syndication of the Building; (x) fees paid to affiliates of Landlord to the extent that such fees exceed the customary amount charged for the services provided by unaffiliated persons or entities of similar skill, competence and experience; (xi) to the extent that insurance proceeds are unavailable due to Landlord's failure to maintain replacement cost insurance, costs and expenses incurred by Landlord in connection with the repair of damage to the Building caused by fire or other casualty, insured or required to be insured against hereunder; (xii) reserves for Operating Costs; (xiii) amortization and depreciation of the Building (except as set forth below with respect to capital items); (xiv) costs to repair any items related to the Building or the Property covered by warranty; and (xv) except as stated below, capital expenditures.

                    If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures in order to comply with laws in effect after the Commencement Date, or to effect savings in Operating Costs, or to replace worn-out items (collectively, the "capital expenditures") the total amount of which is not properly included in Operating Costs for the calendar year in which they were made, there shall nevertheless be included in Operating Costs for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.]; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Costs and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

                    Upon Tenant's written request (the "Tenant's Audit Notice"), which request must be made by Tenant within sixty (60) days after Landlord delivers to Tenant the Annual Operating Statement, Tenant shall have the right to inspect or audit Landlord's books of account with respect to matters set forth in the Annual Operating Statement. Tenant's audit or inspection shall commence no later than thirty (30) days after Tenant's Audit Notice and shall be conducted only at Landlord's offices where said books of account are kept during business hours reasonably designated by Landlord. Tenant shall pay all costs of such audit or inspection. Tenant may not conduct an inspection or have an audit performed under this Section 4.2.3 more than once with respect to any period covered by any Annual Operating Statement from Landlord. Landlord shall keep full and accurate books of account covering the Operating Costs and the Annual Operating Statement shall accurately reflect the same and Tenant's share thereof. Such audit or inspection may only be made by Tenant or a nationally, recognized certified public accounting firm or a reputable auditing company which is not compensated on a contingency fee basis. All non-public information about Landlord and/or the Property discovered during the course of such examination shall be kept confidential.

          4.2.4 INSURANCE. Tenant shall, at its expense, as Additional Rent, take out and maintain throughout the term the following insurance protecting Landlord:

                    4.2.4.1 Commercial general liability insurance naming Landlord, Tenant, and Landlord's managing agent and any mortgagee of which Tenant has been given notice as insureds or additional insureds and indemnifying the parties so named against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Premises (or the Property, insofar as used by customers, employees, servants or invitees of the Tenant), in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1.1, and, which, from time to time during the term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; $5,000,000.00 umbrella liability for bodily injury, personal injury and property damage, naming Landlord, and its managing agent and mortgagee, as additional insureds; and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

                    4.2.4.2 Fire insurance with the usual extended coverage endorsements covering all Tenant's furniture, furnishings, fixtures and equipment, the Tenant's Work and any other contents or improvements in the Premises installed at Tenant's expense by or on behalf of Tenant during the term.

                    4.2.4.3 All such policies shall be obtained from responsible companies qualified to do business and in good standing in Massachusetts, which companies and the amount of insurance allocated thereto shall be subject to Landlord's reasonable approval. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal thereof just prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least ten (10) days' prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

                    4.2.4.4 All insurance which is carried by either party with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

          4.2.5 UTILITIES. Tenant shall pay all charges made by public authority or utility for the cost of electricity furnished or consumed on the Premises, all charges for any utilities supplied by Landlord pursuant to Subsections 5.1.1 and 5.1.3 which are separately metered, and all charges for telephone and other utilities or services not supplied by Landlord pursuant to Subsections 5.1.1 and 5.1.3, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due.

4.3 LATE PAYMENT OF RENT. If any installment of rent is paid after the date the same was due, and if on a prior occasion in the twelve (12) month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to five (5%) percent of the overdue payment.

4.4 LETTER OF CREDIT. The performance of Tenant's obligations under this Lease shall be secured by a letter of credit throughout the term hereof in accordance with and subject to the following terms and conditions:

          4.4.1 AMOUNT OF LETTER OF CREDIT. (a) Concurrently with Tenant's execution and delivery of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit (the "Original Letter of Credit") which shall be (i) in the form of Exhibit F attached to this Lease or in a form reasonably acceptable to both Landlord and Tenant (the "Form LC"), (ii) issued by a bank reasonably satisfactory to Landlord upon which presentment may be made in Boston, Massachusetts,
                    (iii) in the amount equal to the Letter of Credit Amount, and (iv) for a term of at least 1 year, subject to the provisions of Section 4.4.2 below. The Original Letter of Credit, any Additional Letters(s) of Credit and Substitute Letter(s) of Credit are referred to herein as the "Letter of Credit."

                    (b) On the condition that (i) Tenant is not in default under this Lease at the time of the reduction, and (ii) either (x) Tenant has achieved a profitable calendar year and Tenant provides Landlord with an audited statement reporting such profitable calendar year, which statement shall be prepared by Tenant's accountant using generally accepted accounting principles, or (y) Tenant has a minimum of $10,000,000.00 of unrestricted cash and securities at any time after the end of the 3RD lease year and provides Landlord with reasonable evidence of the same, then the Letter of Credit Amount shall be reduced to $150,000.00. This reduction shall only be effected one time during the term of this Lease.

          4.4.2 RENEWAL OF LETTER OF CREDIT. Each Letter of Credit shall be automatically renewable in accordance with the second to last paragraph of the Form LC; provided however, that Tenant shall be required to deliver to Landlord a new letter of credit (a "Substitute Letter of Credit") satisfying the requirements for the Original Letter of Credit under Section
                    4.4.1 on or before the date 30 days prior to the expiration of the term of the Letter of Credit then in effect, if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto. Should any Letter of Credit contain a final expiration date, in addition to a current expiration date, such final expiration date shall be no earlier than 45 days following the Expiration Date of this Lease.

          4.4.3 DRAWS TO CURE DEFAULTS. If the Fixed Rent, Additional Rent or any other sum payable to Landlord hereunder shall be overdue and unpaid or should Landlord make payments on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease in all cases beyond the expiration of all applicable notice and cure periods, then Landlord shall have the right, at any time thereafter to draw down from the Letter of Credit the amount necessary to cure such default. In the event of any such draw by the Landlord, Tenant shall, within 30 days of written demand therefor, deliver to Landlord an additional Letter of Credit ("Additional Letter of Credit") satisfying the requirements for the Original Letter of Credit, except that the amount of such Additional Letter of Credit shall be the amount of such draw.

          4.4.4 DRAWS TO PAY DAMAGES. In addition, if (i) this Lease shall have been terminated as a result of Tenant's default under this Lease beyond the expiration of the applicable cure period, and/or (ii) this Lease shall have been rejected in a bankruptcy or other creditor-debtor proceeding, then Landlord shall have the right at any time thereafter to draw down from the Letter of Credit an amount sufficient to pay any and all damages payable by Tenant on account of such termination or rejection, as the case may be, pursuant to
                    Article 8 hereof. In the event of bankruptcy or other creditor-debtor proceeding against Tenant, all proceeds of the Letter of Credit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

          4.4.5 DRAWS FOR FAILURE TO DELIVER SUBSTITUTE LETTER OF CREDIT. If Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then Landlord shall have the right, at any time thereafter, without giving any notice to Tenant, to draw down the Letter of Credit and to hold the proceeds thereof ("Security Proceeds") in a bank account in the name of Landlord, which may be withdrawn and applied by Landlord under the same circumstances and for the same purposes as if the Security Proceeds were a Letter of Credit. Upon any such application of Security Proceeds by Landlord, Tenant shall, within 30 days of written demand therefor, deliver to Landlord an Additional Letter of Credit in the amount of Security Proceeds so applied.

          4.4.6 TRANSFERABILITY. Landlord shall (i) transfer its beneficial interest under the Letter of Credit or any Security Proceeds in connection with Landlord's sale or transfer of the Building, or (ii) be entitled to transfer its beneficial interest under the Letter of Credit or any Security proceeds in connection with the addition, deletion or modification of any beneficiaries under the Letter of Credit, and the Letter of Credit shall specifically state on its face that it is transferable by Landlord, its successors and assigns. Tenant agrees to pay Landlord upon demand, as Additional Rent, all costs and fees charged to effect such transfer.

          4.4.7 RETURN OF LETTER OF CREDIT AT END OF TERM. Within 30 days after the expiration of the term, to the extent Landlord has not previously drawn upon any Letter of Credit or Security Proceeds held by Landlord, Landlord shall return the same to Tenant provided that there is not at such time any continuing default of any of Tenant's obligations under this Lease.

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                                    ARTICLE 5

                              LANDLORD'S COVENANTS

5.1       AFFIRMATIVE COVENANTS. Landlord covenants with Tenant:

          5.1.1 HEAT AND AIR-CONDITIONING. To furnish to the Premises, separately metered and at the direct expense of Tenant as hereinabove provided, heat and air-conditioning (reserving the right, at any time, to change energy or heat sources) sufficient to maintain the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat), during such hours of the day and days of the year that the Building is normally open.

          5.1.2 ELECTRICITY. To furnish to the Premises, separately metered and at the direct expense of Tenant as hereinabove provided, reasonable electricity for Tenant's Permitted Uses. If Tenant shall require electricity in excess of reasonable quantities for Tenant's Permitted Uses and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

          5.1.3 WATER. To furnish water for ordinary cleaning, lavatory, toilet and shower facilities and for all kitchen appliances and sinks.

          5.1.4 FIRE ALARM. To maintain fire alarm systems within the Building.

          5.1.5 REPAIRS. Except as otherwise expressly provided herein, to make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the plumbing, electrical, heating, ventilating and air-conditioning systems of the Building as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to
                    Section 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).

          5.1.6 LANDLORD'S INSURANCE. To take out and maintain throughout the term all-risk casualty insurance in an amount equal to 100% of the replacement cost of the Building but specifically excluding the Tenant's Work and any improvements installed by Tenant during the term.

          5.1.7 LANDLORD'S INDEMNIFICATION. To save Tenant harmless, and to exonerate and indemnify Tenant from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to the person or property in or upon the common areas of the Property arising out of the negligence, fault or misconduct of Landlord, its agents, servants, employees or contractors. In respect of all of the foregoing, Landlord shall indemnify Tenant from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant and at Landlord's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Tenant.

5.2 INTERRUPTION. Landlord shall be under no responsibility or liability for failure or interruption of any of the above-described services, repairs or replacements caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

          Notwithstanding the foregoing, if Landlord fails to provide any service that it is required to provide above so that Tenant's ability to conduct business at the Premises is materially adversely affected for a period of five (5) consecutive business days after written notice thereof from Tenant to Landlord, then, provided that such failure or Landlord's inability to cure such condition is not (i) due to a cause beyond Landlord's reasonable control and/or (ii) generally affecting other buildings in the vicinity of the Premises (such as a neighborhood power outage or a water main break) or a fire or other casualty or taking (which shall be governed by Article 7 below) or the fault or negligence of Tenant or any of its agents, employees or contractors, the Fixed Rent and Additional Rent shall be equitably abated based upon the impact thereof on Tenant's ability to conduct business in the Premises until such service(s) is restored to their level prior to the interruption.

5.3 OUTSIDE SERVICES. In the event Tenant wishes to provide outside services for the Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior written approval of Landlord for the installation and/or utilization of such services ("Outside services" shall include, but shall not be limited to, cleaning services, television, so-called "canned music" services, security services, catering services and the like.) In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant's sole cost, risk and expense.

                                    ARTICLE 6

                          TENANT'S ADDITIONAL COVENANTS

6.1 AFFIRMATIVE COVENANTS. Tenant covenants at all times during the term and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

          6.1.1 PERFORM OBLIGATIONS.To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

          6.1.2 USE. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor, at Tenant's sole expense. As of the Date of this Lease, Landlord represents and warrants that the Permitted Uses are in compliance with all applicable zoning codes With respect to any licenses or permits for which Tenant may apply, pursuant to this subsection 6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications therefor on or before their submission to the governmental authority.

          6.1.3 REPAIR AND MAINTENANCE. To maintain the Premises in neat order and condition and to perform all routine and ordinary repairs to the Premises and to any plumbing, heating, electrical, ventilating and air-conditioning systems installed by Tenant such as are necessary to keep them in good working order, appearance and condition, as the case may require,

                                        8
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                    reasonable use and wear thereof and damage by fire or by
                    unavoidable casualty only excepted; to keep all glass in windows and doors of the Premises (except glass in the exterior walls of the Building) whole and in good condition with glass of the same quality as that injured or broken; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. (Landlord, upon default of Tenant hereunder and upon prior notice to Tenant, may elect, at the expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, customers, patrons, invitees, or licensees.)

          6.1.4 COMPLIANCE WITH LAW. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority to the extent the same are Tenant's responsibility under this Lease; to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to Tenant's particular use of the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof.

          6.1.5 INDEMNIFICATION. To save harmless, exonerate and indemnify Landlord, its agents (including, without limitation, Landlord's managing agent) and employees (such agents and employees being referred to collectively as the "Landlord Related Parties") from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises and the Property arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the willful negligence, fault or misconduct of Landlord or the Landlord Related Parties. In respect of all of the foregoing, Tenant shall indemnify Landlord and the Landlord Related Parties from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord or the Landlord Related Parties by reason of any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord.

          6.1.6 LANDLORD'S RIGHT TO ENTER. To permit Landlord and its agents to enter into and examine the Premises at reasonable times and to show the Premises, and to make repairs to the Premises and to install, use and repair telecommunications equipment on the roof of the Building, provided that Landlord agrees not to unreasonably interfere with Tenant's use of the Premises while exercising its right to enter pursuant to this subsection 6.1.6, and, during the last six
                    (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises. Except in the case of an emergency, Landlord shall use reasonable efforts to provide Tenant with notice prior to Landlord exercising its right to enter the Premises pursuant to this subsection 6.1.6. However, notwithstanding the foregoing, Landlord shall give Tenant reasonable prior notice whenever Landlord requires access to the Premises to show the Premises.

          6.1.7 PERSONAL PROPERTY AT TENANT'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.

          6.1.8 PAYMENT OF LANDLORD'S COST OF ENFORCEMENT. To pay on demand Landlord's expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4.

          6.1.9 YIELD UP. At the expiration of the term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to deliver to Landlord stamped architectural plans showing the Premises at yield up (which may be the initial plans if Tenant has made no installations after the Commencement Date); to remove such installations made by it as Landlord may request (including computer and telecommunications wiring and cabling, it being understood that if Tenant leaves such wiring and cabling in a useable condition, Landlord, although having the right to request removal thereof, is less likely to so request) and all Tenant's signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, reasonable wear and tear, and damage by casualty and condemnation excepted. Tenant, at the time of making any installation, may request in writing Landlord's written permission to leave such installation in the Premises at the expiration or earlier termination of this Lease, and if Landlord so notifies Tenant that such installation may remain in the Premises at the expiration or earlier termination of this Lease, then Landlord shall thereafter not be permitted to request or require that such installation be removed at the expiration or earlier termination of the Lease. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord's property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to its performance of its obligations under this subsection
                    6.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided. Landlord hereby confirms that the Landlord's Work (defined in Article 3) shall not be required to be removed by Tenant at the end of the term.

                    Once Tenant submits plans for Tenant's Work to Landlord for Landlord's approval, Landlord will identify those portions of Tenant's Work which Tenant will be permitted to leave in the Premises at the end of the term, which identified portions of Tenant's Work will be itemized in an exhibit entitled "Initial Tenant's Work" prepared by Landlord and attached to this Lease as Exhibit H.

                    If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent equal to two (2) times the rent and other charges in effect under this Lease as of the day prior to the date of expiration of this Lease.

          6.1.10 RULES AND REGULATIONS. To comply with the Rules and Regulations set forth in Exhibit F, and with all reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice.

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          6.1.11    ESTOPPEL CERTIFICATE. Upon not less than ten (10) days'
                    prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, which may be in the form attached hereto as Exhibit G or in another form reasonably similar thereto, or such other form as Landlord may provide from time to time, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect, (ii) whether the term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not Landlord is in default in performance of any of the terms of this Lease, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim,
                    (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and (vii) such further information with respect to the Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this subsection 6.1 .I 1 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises, provided, further that the party provided with such financial information agrees in a written document reasonably acceptable to such party to keep the financial information confidential.

          6.1.12 LANDLORD'S EXPENSES RE CONSENTS. To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

          6.1.13 CLEANING. Tenant shall clean the Premises in accordance with cleaning and janitorial standards generally prevailing throughout the term hereof in comparable office buildings within the municipality in which the Building is located.

6.2 NEGATIVE COVENANTS. Tenant covenants at all times during the term and such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

          6.2.1 ASSIGNMENT AND SUBLETTING. Not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord except for Permitted Transfers (as hereinafter defined). In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant's intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto. Except in the case of a Permitted Transfer, Landlord may terminate this Lease in the case of a proposed assignment, or suspend this Lease pro tanto for the period and with respect to the space involved in the case of a proposed subletting, by giving written notice of termination or suspension to Tenant within thirty (30) days of Tenant's notification to Landlord of Tenant's intent to sublease or assign as aforesaid, with such termination or suspension to be effective as of the effective date of such assignment or subletting. If Tenant then chooses not to assign or sublet, then such termination or suspension shall not be effective as to that particular transaction for which Tenant delivered notice of its intent to sublease or assign. If Landlord does not so terminate or suspend, Landlord's consent shall not be unreasonably withheld, conditioned or delayed to an assignment or to a subletting, provided that the following conditions are met:

                    1) the assignee or subtenant shall use the Premises only for the Permitted Uses or for any one of the non-ancillary Permitted Uses individually;

                    (ii) the proposed assignee or subtenant has a net worth and creditworthiness reasonably acceptable to Landlord;

                    (iii) the amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rate for comparable subleases of premises substantially similar to the Premises; and

                    (iv) the proposed assignee or subtenant is not then a tenant in the Building or the Park, or an entity with which Landlord is currently in negotiations with or has negotiated with within the preceding six months regarding the possibility of leasing space in the Building or the Park.

                    Tenant shall furnish Landlord with any information reasonably requested by Landlord to enable Landlord to determine whether the proposed assignment or subletting complies with the foregoing requirements, including without limitation, financial statements relating to the proposed assignee or subtenant.

                    Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord's reasonable legal expenses incurred in connection with any request by Tenant for such consent. If Landlord consents thereto, or in the case of a Permitted Transfer, no such subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless otherwise explicitly agreed to by Landlord in its consent), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment.

                    If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for Tenant's reasonable expenses incurred in connection with the assignment or sublease (provided, however, all such costs shall be amortized over the term of the sublease in question), including brokerage commissions, marketing expenses, tenant inducements consistent with inducements being made by other similar tenants subletting or assigning its lease for comparable premises in the Burlington area, reasonable attorney's fees, and advertising fees, to pay to Landlord as additional rent fifty (50%) percent of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

                    Whenever Tenant lists with a broker or brokers or otherwise advertises, holds out or markets the Premises or any part thereof for sublease or assignment, Tenant shall give Nordblom Company, as brokers, a non-exclusive listing with respect to such sublease or assignment.

                    If at any time during the term of this Lease, there is a name change, reformation or reorganization of the Tenant entity, Tenant shall so notify Landlord and deliver evidence reasonably satisfactory to Landlord documenting such name change, reformation or reorganization. If, at any time during the term of this Lease, there is a transfer of a controlling interest in the stock, membership or general partnership interests of Tenant, Tenant shall so notify Landlord and any such transfer shall be deemed an assignment of this Lease.

                    With respect to any assignment or subletting during the original term of this Lease, such assignment shall not include the right granted to Tenant under Section 2.3 hereinabove to extend the term, and such sublease shall be for a term expiring no later than the Expiration Date.

                    Notwithstanding the foregoing provisions of this Subsection 6.2.1, Tenant may assign this Lease or sublet the Premises, without Landlord's consent, to any entity (a) which controls or is controlled by or is under common control with Tenant; or (b) which purchases all or substantially all of Tenant's stock or assets; or (c) with or into which Tenant is merged or consolidated, provided that (i) the assignee or sublessee agrees to assume and perform, in full, the obligations of Tenant

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                    under this Lease by written instrument in form satisfactory to Landlord, which instrument shall be delivered to Landlord at least fifteen (15) days prior to the effective date of any such transaction, (ii) Tenant remains fully and primarily liable under this Lease (unless otherwise agreed to at the time), (iii) the use of the Premises remains unchanged, (iv) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to or greater than the net worth of Tenant immediately prior to such merger, consolidation, transfer or transaction permitted herein, and further provided that proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least fifteen (15) days prior to the effective date of any such transaction (the "Permitted Transfer").

          6.2.2 NUISANCE. Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance; nor conduct any auction, fire, "going out of business" or bankruptcy sales.

          6.2.3 HAZARDOUS WASTES AND MATERIALS. Not to dispose of any hazardous wastes, hazardous materials or oil on the Premises or the Property, or into any of the plumbing, sewage, or drainage systems thereon, and to indemnify and save Landlord harmless from all claims, liability, loss or damage arising on account of the use or disposal of hazardous wastes, hazardous materials or oil, including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the aforesaid systems. Tenant shall comply with all governmental reporting requirements with respect to hazardous wastes, hazardous materials and oil, and shall deliver to Landlord copies of all reports filed with governmental authorities.

          6.2.4 FLOOR LOAD: HEAVY EQUIPMENT. Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize.

          6.2.5 INSTALLATION. ALTERATIONS OR ADDITIONS. Not to make any installations, alterations or additions in, to or on the Premises nor to permit the making of any holes in the walls (except for normal office wall hangings, pictures, and the like), partitions, ceilings or floors nor the installation or modification of any locks or security devices without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance (which consent and approval shall not be required for alterations
                    (i) that cost less than $5,000.00 and which do not alter the Premises floor plan or impact the systems or structure of the Building, or (ii) which are decorative or cosmetic in nature, such as painting and carpeting); Tenant shall pay promptly when due the entire cost of any work to the premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord's request Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any work in excess of $5,000.00 commenced by Tenant will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics' lien or other encumbrance arising out of such work. In any event, Tenant shall forthwith bond against or discharge any mechanics' liens or other encumbrances that may arise out of such work. Tenant shall procure all necessary licenses and permits at Tenant's sole expense before undertaking such work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

                    Except for security interests granted prior to the Date of this Lease, not to grant a security interest in, or to lease, any personal property being installed in the Premises (including, without limitation, demountable partitions) without first obtaining an agreement, for the benefit of Landlord, from the secured party or lessor that such property will be removed within ten (10) business days after notice from Landlord of the expiration or earlier termination of this Lease and that a failure to so remove will subject such property to the provisions of subsection
                    6.1.9 of the Lease. In the event a security interest in personal property has been granted by Tenant prior to the Date of this Lease and Tenant has on or before the Date of this Lease provided written notice to Landlord identifying the Secured Party holding such security interest (which notice shall contain such information reasonably requested by Landlord), Landlord shall notify said Secured Party of the expiration or early termination of this Lease and shall provide said Secured Party with ten (10) business days to remove the personal property from the Premises after the expiration or early termination of this Lease. If Tenant fails to provide such notice to Landlord as aforesaid, Landlord shall not be obligated to provide any notice to the Secured Party as aforesaid and such property upon the expiration or earlier termination of the Lease shall be subject to the provisions of subsection 6.1.9.

          6.2.6     ABANDONMENT. Not to vacate the Premises during the term.

          6.2.7 SIGNS. Not without Landlord's prior written approval, which approval shall not be unreasonably withheld, to paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Notwithstanding the foregoing, Tenant may erect one (1) identifying sign on the Building facing the interior of the Park and one (I) identifying sign on the Building facing Route 3, provided any and all such signage complies with the signage policy for Northwest Park and is in compliance with all laws. All signage shall be at Tenant's sole cost and expense and shall be maintained in good repair by Tenant.

          6.2.8 PARKING AND STORAGE. Not to permit any storage of materials outside of the Premises; nor to permit the use of the parking areas for either temporary or permanent storage of trucks; nor permit the use of the Premises for any use for which heavy trucking would be customary.

                                    ARTICLE 7

                               CASUALTY OR TAKING

7.1 TERMINATION. A. In the event that the Premises, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty
          (60) days after the date of the taking or casualty.

          B. In the event that the Premises are destroyed or damaged by fire or casualty, or by the action of public authority, and, in the reasonable opinion of an independent architect or engineer selected by Landlord, cannot be repaired or restored within two hundred seventy (270) days from the date of the casualty or taking, then this Lease may be terminated at the election of Landlord or Tenant, which election shall be made by the giving of notice to the other party within thirty (30) days after the date the opinion of the architect or engineer is made available to the parties. Landlord shall use reasonable efforts to obtain the estimate of the time for restoration

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          within thirty (30) days after the casualty or taking, but in any event shall provide such estimate within sixty (60) days after the taking or casualty.

7.2 RESTORATION. If neither party elects to so terminate as provided in this Article 7, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. Landlord's restoration work shall exclude the Tenant's Work and any other improvements or installations made by or on behalf of Tenant. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. If Landlord shall not have restored the Premises within two hundred seventy (270) days from the date of the taking or casualty, Tenant shall have the right to terminate this Lease by giving notice of such termination to Landlord, to be effective at the expiration of thirty (30) days from the giving of such notice; provided however, that such termination will be rendered ineffective if, prior to the expiration of said 30-day period, Landlord shall have completed such restoration.

7.3 AWARD. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases, except in the case of a taking by a public authority, awards made to Tenant for its personal property, fixtures and relocation expenses. Except for such awards, Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                                    ARTICLE 8

                                    DEFAULTS

8.1 EVENTS OF DEFAULT. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent, Additional Rent or any other sum due Landlord hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default or if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (c) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or Tenant's other property (other than a landlord's lien), including said leasehold interest, and is not discharged within ten
          (10) days thereafter or otherwise dealt with to the satisfaction of Landlord, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect, or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within sixty
          (60) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights to the Premises (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

8.2 REMEDIES. In the event that this Lease is terminated under any of the provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligations after any such termination, to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this
          Section 8.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable fees for legal services, and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord shall (i) use reasonable efforts to relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. For the purposes of this paragraph, marketing of the Premises in a manner similar to the way Landlord markets its other premises in the suburban market shall be deemed to satisfy Landlord's obligation to use such "reasonable efforts." In no event shall Landlord be required (i) to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the undisputed right to re-let the Premises free of any claim of Tenant, (ii) to lease the Premises to a tenant whose proposed use, in Landlord's sole but bona fide judgment, would violate any restrictions by which Landlord is bound,
          (iii) to re-let the Premises before leasing other comparable vacant space in the Building, (iv) to lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building, or (v) to enter into a lease with any proposed tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a manner comparable to other tenants in the Building. In no event, however, shall Tenant's liability hereunder be diminished or reduced if or to the extent such reasonable efforts of Landlord to re-let are not successful.

          Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3 REMEDIES CUMULATIVE. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4 LANDLORD'S RIZHT TO CURE DEFAULTS. Landlord may, but shall not be obligated to, cure, at any time in emergency situations and after the expiration of all applicable grace periods hereunder in all other cases, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with lawful interest thereon from the date of payment by Landlord to the date of payment by Tenant.

8.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6 NO WAIVER. ETC. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                    ARTICLE 9

                           RIGHTS OF MORTGAGE HOLDERS

9.1 RIGHTS OF MORTGAGE HOLDERS. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Property for the purpose of foreclosure, such bolder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Property for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Property for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Property.

          The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (particularly, without limitation thereby, the covenants and agreements contained in this Section 9.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this
          Section 9.1.

9.2 LEASE SUPERIOR OR SUBORDINATE TO MORTGAGES. It is agreed that the rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages (provided that, in the case of subordination of this Lease to any future mortgages, the holder thereof agrees not to disturb the possession of Tenant so long as Tenant is not in default hereunder and Tenant and the holder execute a so-called subordination, non-disturbance and attornment agreement in the holder's usual and customary form, with such commercially reasonable changes that are acceptable to the parties). Tenant agrees it will, upon not less than ten (10) days' prior written request by Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination or priority. Any mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

10.1 NOTICES FROM ONE PARTV TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or when delivered to such address by hand.

10.2 QUIET ENJOYMENT. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute.

10.4 LIMITATION OF LANDLORD'S LIABILITY. The term "Landlord" as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

10.5 ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

10.6 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of Landlord's default, whether or not notice is given. Except as otherwise set forth herein, Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

10.7 BROKERAGE. Landlord and Tenant warrant and represent to the other that it has dealt with no broker in connection with the consummation of this Lease, other than Nordblom Company and Grubb & Ellis, and in the event of any brokerage claims, other than by Nordblom Company or Grubb & Ellis, against either party predicated upon prior dealings with the other party, Landlord and Tenant, as applicable, each agree to defend the same and indemnify and hold the other party harmless against any such claim. Tenant shall not be responsible for the payment of the broker's fee due to Nordblom Company or Grubb & Ellis.

10.8 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

          WITNESS the execution hereof under seal on the day and year first above written:

                                          Landlord

                                          by Middlesex Turnpike Corp, Manager
                                          ------------------------------------
                                          President

                                          [ILLEGIBLE]
                                          ------------------------------------
                                          V.P.

                                          Tenant:

                                          ACME PACKET, INC.

                                          By:  Keith Seidman
                                             -----------------------------------

                                          Its: Chief Financial Officer.
                                              ----------------------------------
                                              Hereunto Duly Authorized

                                    EXHIBIT A

                            PLAN SHOWING THE PREMISES

[GRAPHIC]

[GRAPHIC]

                                    EXHIBIT B

                         COMMENCEMENT DATE NOTIFICATION

To:
   ----------------------
          (Tenant)

           ("Landlord") and          ("Tenant") are parties to a lease ("Lease")
dated          of premises in a building known as             , Massachusetts.
Landlord hereby notifies Tenant that the term of the Lease commenced on and
will end on          and that the first lease year commenced on         and
will end on    . Although not required for this notification to be effective, we would appreciate your confirming the foregoing by signing the enclosed copy of this letter and returning it to us.

                                              --------------------
                                                   (Landlord)

                                              By:
                                                 -----------------

Confirmed:

   ----------------------
          (Tenant)

By:
   ----------------------


604048_4

                                    EXHIBIT C

                             PLAN AND SPECIFICATIONS

                                FIRST FLOOR PLAN

[GRAPHIC]

                                    EXHIBIT C

                             PLAN AND SPECIFICATIONS

                                SECOND FLOOR PLAN

[GRAPHIC]

                                    EXHIBIT C
                            PLANS AND SPECIFICATIONS

With reference to Maugel Architect, Inc.'s Schematic Design #4 dated 7.15.04 incorporated herein with this Exhibit C (Exhibit C Plans), the Landlord's Work will be performed according to the following specifications:

DRYWALL: Tenant partitions to be 3 5/8" metal studs with one layer of 1/2" gypsum board on each side, and will be constructed in accordance with the Exhibit C Plans. Except as is otherwise indicated on the Exhibit C Plans, partitions will extend from floor to underside of suspended ceiling. Those partitions highlighted in yellow on Exhibit C Plans will be constructed from floor to approximately 6" above the suspended ceiling.

DOORS & FRAMES:     Interior doors to be 3'-0" x 7'-0" solid-core with
                    maple veneer in hollow metal welded 30" sidelight frames with SchlageTM or equal standard cylindrical lever hardware.
                    Hardware to include 1/2" pair of butts, one standard duty brushed-aluminum lever passage set and one door stop.

MILLWORK:           Maple veneer sills at all exterior windows. Kitchen (lst
                    Floor) millwork and Coffee Station (2nd Floor) to each include up to ten (10) linear feet of upper and lower kitchen cabinets with P-LAM countertops. Millwork to be ADA-compliant, and be comprised of standard-sized, white, off-white, or gray laminate cabinets, with custom plastic laminate tops (color by Architect). Reception desk and furniture by Tenant. No other millwork included.

APPLIANCES:         A dishwasher and a sink-mounted garbage disposal unit will be installed in the first-floor kitchen.

CEILINGS:           New 2'x4' suspended Second Look or equivalent revealed-edge ceiling tiles to be installed throughout Premises with the following exceptions: the Main Conference Room on the first floor and the Board Room on the second floor will each have a 2'x2' "fine-line" suspended ceiling.

ELECTRIC:           LIGHTS: Standard will be 2' x 4' fluorescent light fixtures with electronic ballasts (T8) and 18 cell parabolic lenses.
                    Typical density is one fixture per 80 square feet of usable area. One of every 20 - 25 of these fixtures will be provided with emergency battery backup, in accordance with fire code requirements and final tenant partition layout. In
                    Board Room (2nd Floor) and Main Conference Room (1" Floor) up to eight (8) each dimmable down lights ("cans") shall also be provided on a separate wall switch.

                    WORKSTATIONS: Workstation wiring circuitry to be provided in the ratio of one (1) 20 amp circuit for every three (3) workstations. Tenant's partition furniture to be pre-wired including whips. Landlord's electrician will make final connection. Workstations to be fed from walls or columns, or by power poles if provided by Tenant.

                    SWITCHES: One single-pole wall-mounted light switch pkr +/-4,000 square feet of open area and one per private office, conference room, or otherwise demised area.

                    OUTLETS: One (1) duplex wall utility receptacle per 500+/- square feet of open area and two per private office (larger offices may have three duplex wall utility receptacles). Lights, outlets, and VAV boxes within Premises to be wired to Tenant electric meter. No power poles we included. Floor-mounted electric/tel/data devices, one (1) each, will be installed in Board Room (2nd Floor) and Main Conference Room (lst Floor). At Tenant's election and cost, additional floor-mounted electric/tel/data devices may be installed. Electric panels and transformers requisite for Tenant distribution to be located within Premises.

                    EXIT SIGNS
                    Per code.

                    FIRE ALARM
                    Per code.

                    TEL/DATA
                    Landlord to provide "rings & strings" from above-finished ceiling to in-wall junction boxes at locations denoted by Architect. All other telldata wiring and installation work by Tenant.

HVAC: New, TRANE gas-fired Variable-Air-Volume (VAV) HVAC rooftop units (RTU's) on galvanized structural steel grillage. RTU's employ electric cooling, and gas-fired early morning warm-up cycles. HVAC distribution to meet Class-A suburban office standards, and be engineered by Landlord's mechanical subcontractor. No other HVAC systems are included. Per Tenant's request, TestingICustomer Service Lab to be zoned with dedicated VAV boxes.

FLOORING:           A carpet allowance of $20 per square yard installed will be provided for office areas. Resilient flooring (VCT) to be installed in the Kitchen. At Tenant's election VCT may be substituted in other appropriate areas; i.e:, Communication
                    Room, Storage Room, etc. 24"x 24" Lan carpet tile Cortez
                    (Black Forest) or equivalent, anti-static carpet will be installed in the Manufacturinglstorage area and the Testing/Customer Service Lab. Vinyl wall base shall be installed throughout in a color specified by Architect and approved by Tenant and Landlord.

WALL FINISHES:      All wall surfaces shall receive two coats of latex
                    paint with an eggshell finish using not more than four (4) readily available colors. Hardwood doors and windowsills shall receive two coats of clear polyurethane. All door frames shall receive two coats of semi-gloss enamel. All colors will be specified by Architect and approved by Tenant and Landlord. No wall coverings will be provided.

SPRINKLER:          Entire building to have wet pipe system for Ordinary Hazard
                    Group 11.

WINDOWS: All exterior windows will have 3" perforated PVC vertical blinds in type and color selected by architect. No interior blinds provided.

NOTE: TELEPHONE WIRING, DATA WIRING, SECURITY SYSTEM, AND DEDICATED HVAC SYSTEMS, ARE NOT INCLUDED IN THE PROPOSED WORK.

                                    EXHIBIT D

                                WORK CHANGE ORDER

Lease Date: __________________________    Date: ________________________________

Landlord: ____________________________    Work Change Order No.: _______________

Tenant: ______________________________    Building Address: ____________________

                                          Premises: ____________________________

________________________________________________________________________________
Tenant directs Landlord to make the following additions to Landlord's work:


Description of additional work:


Work Change Order Amount:
________________________________________________________________________________

Amount of Previous Work Change Orders:
This Work Change Order:
Total Amount of Work Change Orders :

Landlord approves this Work Change Order and Tenant agrees to pay to Landlord the Total Amount of Work Change Orders at the earlier of ten days following receipt of the Certificate of Occupancy of the premises or occupancy of the premises by Tenant.


Tenant:                                 Landlord:

By: _____________________________       By: ____________________________

Title: __________________________       Title: _________________________

                                    EXHIBIT E

                            FORM OF LETTER OF CREDIT


BENEFICIARY:                             ISSUANCE DATE:_______________, ____

____________________                     IRREVOCABLE STANDBY
                                         LETTER OF CREDIT NO.________

ACCOUNTEE/APPLICANT:                     MAXIMUM/AGGREGATE
                                         CREDIT AMOUNT:
___________________                      USD $_________
___________________
___________________


GENTLEMEN:


We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed _______________________ US Dollars ($____________) available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to Section 4.4 of the lease (the "Lease") dated _______ __, _____ by and between ______________,as Landlord, and _______________, as Tenant, relating to the premises at___________________.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit, from time to time.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)."

This Letter of Credit shall expire at our office on _______________, _____ (the "Stated Expiration Date"). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date) or any anniversary thereof) we shall notify the Beneficiary and the Accountee/Applicant in writing by registered mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

We engage with you that all drafts drawn under and in compliance with the terms of this letter of credit will be duly honored on presentation to US.

                                                 Very truly yours,


                                                 Authorized Signatory

                                    EXHIBIT F

                              RULES AND REGULATIONS

1. The sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in or about the Building shall not be obstructed by Tenant.

2. Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building.

3. Tenant shall not waste electricity or water in the Building premises and shall cooperate fully with Landlord to assure the most effective operation of the Building heating and air conditioning systems. All regulating and adjusting of heating and air-conditioning apparatus shall be done by the Landlord's agents or employees.

4. Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

5. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No space in the Building shall be used for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

6. Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

8. Landlord reserves the right to establish, modify, and enforce reasonable parking rules and regulations, provided such rules and obligations do not diminish Tenant's rights under the Lease.

9. Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional reasonable rules and regulations when in its judgment deems it necessary, desirable or proper for its best interest.

10. Tenant acknowledges that the Building has been designated a non-smoking building. At no time shall Tenant permit its agents, employees, contractors, guests or invitees to smoke in the Building or, except in specified locations, directly outside the Building.

                                    EXHIBIT G

                           TENANT ESTOPPEL CERTIFICATE


TO: ________________________("Mortgagee" or "Purchaser")

THIS IS TO CERTIFY THAT:

     1. The undersigned is the tenant (the "Tenant") under that certain lease (the "Lease") dated _________,20__, by and between ____________ as landlord (the "Landlord"), and the undersigned, as Tenant, covering those certain premises commonly known and designated as _______________ (the "Premises") in the building located at _______________, ____________, Massachusetts.

     2. The Lease is attached hereto as Exhibit A and (i) constitutes the entire agreement between the undersigned and the Landlord with respect to the Premises, (ii) is the only Lease between the undersigned and the Landlord affecting the Premises and (iii) has not been modified, changed, altered or amended in any respect, except (if none, so state):
          _____________________________________
          _____________________________________
          _____________________________________

     3. The undersigned has accepted and now occupies the Premises as of the date hereof, and all improvements, if any, required by the terms of the Lease to be made by the Landlord have been completed and all construction allowances to be paid by Landlord have been paid. In addition, the undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other economic inducement or concession except (if none, so state):
          _____________________________________
          _____________________________________
          _____________________________________

     4.   1.   The term of the Lease began (or is scheduled to begin) on ______,
               20__ and will expire on _________,20__;

          2. The fixed rent for the Premises has been paid to and including ___________, 20__;

          3. The fixed rent being paid pursuant to the Lease is at the annual rate of $_____________; and

          4. The escalations payable by Tenant under the Lease are currently $_________, based on a pro rata share of _________%, and have been reconciled through __________,20__.

     5. (i) No party to the Lease is in default, (ii) the Lease is in full force and effect, (iii) the rental payable under the Lease is accruing to the extent therein provided thereunder, (iv) as of the date hereof the undersigned has no charge, lien or claim of off-set (and no claim for any credit or deduction) under the Lease or otherwise, against rents or other charges due or to become due thereunder or on account of any prepayment of rent more than one
(1) month in advance of its due date, and (v) Tenant has no claim against Landlord for any security, rental, cleaning or other deposits, except (if none, so state):
          _____________________________________
          _____________________________________

     6. Since the date of the Lease there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy, reorganization, arrangement, moratorium or similar laws of the United States, any state thereof of any other jurisdiction.

     7. Tenant has not sublet, assigned or hypothecated or otherwise transferred all or any portion of Tenant's leasehold interest.

     8. Neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, nor does Tenant have any right to terminate the Lease, except (if none, so state):
          _____________________________________
          _____________________________________

     9. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises or the real property of which the Premises are a part. Tenant has no right to renew or extend the term of the Lease or expand the Premises except (if none, so state):
          _____________________________________
          _____________________________________

     10. The undersigned acknowledges that the parties named herein are relying upon this estoppel certificate and the accuracy of the information contained herein in making a loan secured by the Landlord's interest in the Premises, or in connection with the acquisition of the Property of which the Premises is a part.

     EXECUTED UNDER SEAL AS OF ______________,20__.

                                                TENANT:

                                                ______________________________

                                                By: __________________________
                                                    Name:
                                                    Title:
                                                    Duly Authorized

                                    EXHIBIT H

                              INITIAL TENANT'S WORK

                                    EXHIBIT D

                                WORK CHANGE ORDER


Lease Date:      AUGUST 9, 2004 _______            Date:   _________________ NOVEMBER 30,2004

Landlord:    SEVENTY ONE LIMITED LIABILITY COMPANY Work Change Order No.:  _____________ 1

Tenant:      ACME PACKET, INC.____________         Building Address: 52 THIRD AVE., BURLINGTON, MA

                                                   Premises:            43,061 SF_______

Tenant directs Landlord to make the following additions to Landlord's work:


Description of additional work:

TENANT-REQUESTED ADDITIONAL WORK AS DETAILED ON ATTACHED SHEET FROM ERLAND CONSTRUCTION.


Work Change Order Amount:

$225,671.43

________________________________________________________________________________

Amount of Previous Work Change Orders:  ..........................  $          0
This Work Change Order:  .........................................  $ 225,671.43
Total Amount of Work Change Orders: ..............................  $ 225,671.43

Landlord approves this Work Change Order and Tenant agrees to pay to Landlord the Total Amount of Work Change Orders at the earlier of ten days following receipt of the Certificate of Occupancy of the premises or occupancy of the premises by Tenant.


Tenant:                                  Landlord:

By: /s/ [ILLEGIBLE]                      By: /s/ [ILLEGIBLE]
    --------------------------               -----------------------------
                                             [ILLEGIBLE]
Title: Chief Financial Officer           Title:
       -----------------------                  --------------------------
                                         VP Development, Agent for N.W. 37 Trust

                           TENANT ESTOPPEL CERTIFICATE

To:  Middlesex Savings Bank
     6 Main Street
     Natick, MA 01760 ("Lender")

Acme Packet, Inc., a Delaware corporation having an address 130 New Boston Street, Woburn, MA 01801, ("Tenant") hereby certifies as follows:

1. That the undersigned is the Tenant under that certain Lease dated August 9,2004 (the "Lease") executed by Seventy One LLC) ("Landlord") as Landlord and the undersigned as Tenant, covering the property known as Building 37 and located at 71 Third Avenue, Burlington, Massachusetts (the "Property").

2. A. That, pursuant to the Lease, Tenant has leased approximately 43,061 square feet of space at the Property) and, as security for Tenant's performance of its obligations under the Lease, has delivered to Landlord an Irrevocable Standby Letter of Credit No. SVBSF002998 dated August 19,2004 issued by Silicon Valley Bank in the amount of $300,000.00; that the tern of the Lease is scheduled to commence on the "Commencement Date" as said tern is defined in the Lease and a fixed monthly rental payment in the amount of $43,061.00 is due on the later of (i) July 1,2005 or (ii) the date on which "Landlord's Work" (as defined in the Lease) has been substantially completed under the Lease; that Tenant is required to pay as "Additional Rent" (as said term is defined in the Lease)all annual operating expenses, real estate taxes for the building of which the demised premises are a part and other charges, all as provided in the Lease, on an estimated basis, on the first day of each month commencing on the later of
     (i) and (ii) hereinabove, all as provided in the Lease.

     B.   That Tenant will not make any payment under the Lease more than one
          (1) month in advance of the due date thereunder.

3. That the Lease is in full force and effect and there are no amendments, modifications or supplements thereto, whether oral or written.

4. The Lease does not provide for an option to purchase the Property, or any part thereof.

5. That true, correct and complete copies of the Lease and all amendments, modifications and supplements thereto are attached hereto as Exhibit A; and that the Lease, as so amended, modified and supplemented, is in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the demised premises and the Property.

6. That, to Tenant's knowledge, all conditions under the Lease to be performed by Landlord as of the date hereof, except for the work or improvements described in Exhibit C hereto, have been satisfied.

7. That, upon substantial completion of the Landlord's Work (as defined in the Lease), Tenant is prepared to take occupancy of the demised premised under the terms of the Lease.

8. That, to Tenant's knowledge, Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, and no event has occurred which with the giving of notice or the passage of time, or both, will constitute a default by the Landlord under the Lease, nor does the Tenant claim any such default.

9. That, to Tenant's knowledge, Tenant is not in any respect in default under the Lease and no event has occurred which with the giving of notice or the passage of time, or both, will constitute a default by Tenant under the Lease, and Tenant has not assigned, transferred, encumbered or hypothecated the Lease or any interest therein or subleased all or any portion of the demised premises.

10. That, to Tenant's knowledge, there are no offsets or credits against rentals payable under the Lease and no free rent periods or rental concessions have been granted to Tenant except the following: that Tenant does not commence paying rent for the Premises until the later of (i) July 1,2005 or (ii) the date that Landlord's Work (as defined in the Lease) has been "substantially completed" (as defined in the Lease).

11. That except as expressly provided in the Lease, and other documents attached hereto, Tenant does not have any right or option to renew or extend the term of my Lease, to lease other space at the Property, nor any preferential right to lease or purchase all or any part of the demised premises or the Property.

12. That Tenant has no right to terminate the Lease except as set forth in the Lease.

13. That neither Tenant nor any guarantor of Tenant's obligations under the Lease is the subject of any bankruptcy, insolvency or creditors' rights proceedings.

14. That, except as permitted under the Lease, Tenant has no actual or knowledge of the unlawful presence, use, storage, disposal, release or treatment of any hazardous or toxic materials or substances at, on or beneath the demised premises or Property.

                [THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK]

This Certificate is given to Lender with the understanding that Lender or its designee will rely hereon in connection with the financing of the Property including, without limitation, in connection without a $4,200,000.00 mortgage loan from Lender to Landlord. Following any such financing, the Lease shall remain in full force and effect.

     Executed under seal as of December 22, 2004.


WITNESS:                             TENANT

                                     ACME PACKET, INC., a Delaware corporation

/s/ Robin Pancygrau                     By:/s/ Keith Seidman
----------------------------            ------------------------------------
Name: Robin Pancygrau                   Name: Keith Seidman
                                        Title: Chief Financial Officer
                                        duly authorized

                                    EXHIBIT A

                [ATTACH LEASE AND AMENDMENTS TO THIS CERTIFICATE]

             NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT

     THIS AGREEMENT is made and entered into as of this          day of
December, 2004, by and among MIDDLESEX SAVINGS BANK (hereinafter called the "Lender"), and ACME PACKET, INC., a Delaware corporation having an address at 130 New Boston Street, Woburn, MA 01801 (hereinafter called the "Tenant"), and SEVENTY ONE LLC, a Massachusetts limited liability company having an address c/o Nordblom Management Company, Inc., 15 Third Avenue, Burlington, MA 01803 (hereinafter called the "Landlord").

                               W I T N E S S E T H:

     WHEREAS, Landlord owns certain real property located in Middlesex County, Massachusetts, and more particularly described in EXHIBIT A attached hereto and made a part hereof (said property being hereinafter called the "Property"); and

     WHEREAS, Landlord and Tenant made and entered into that certain Lease, dated the 9th day of August, 2004, with respect to the Property (said Lease being hereinafter called the "Lease" and said premises being hereinafter called the "Leased Premises"); and

     WHEREAS, on or about the date hereof, Landlord has entered into and delivered that certain Mortgage and Security Agreement in favor of Lender to be recorded in the Middlesex Registry of Deeds and filed in the Middlesex South County Registry District of the Land Court prior to the recording of this Agreement (said Mortgage and Security Agreement and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders, restatements, and consolidations thereof and all re-advances and advances thereunder and additions thereto being hereinafter called the "Security Deed"), conveying the Property to secure the payment of the indebtedness described in the Security Deed; and

     WHEREAS, on or about the date hereof, Landlord has entered into and delivered that certain Collateral Assignment of Leases and Rents in favor of Lender to be recorded in the Middlesex Registry of Deeds and filed in the Middlesex South County Registry District of the Land Court prior to the recording of this Agreement (said Assignment of Leases and Rents being hereinafter called the "Assignment of Leases"), assigning all of Landlord's right, title and interest as lessor under the Lease to further secure the Secured Debt, as described and defined in the Security Deed; and

     WHEREAS, the parties hereto desire to enter into this Non-Disturbance, Attornment and Subordination Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Tenant, and Landlord each hereby covenants and agrees as follows:

1. NON-DISTURBANCE. So long as no default exists, nor any event has occurred which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle the lessor under the Lease to terminate the Lease or would cause, without any further action on the part of such lessor, the termination of the Lease or would entitle such lessor to dispossess the lessee thereunder, the Lease shall not be terminated, nor shall such lessee's use, possession or enjoyment of the Leased Premises or rights under the Lease be interfered with in any foreclosure or other action or proceeding in the nature of foreclosure instituted under or in connection with the Security Deed or in the event that Lender takes possession of the Property pursuant to any provisions of the Security Deed or the Assignment of Leases, unless the lessor under the Lease would have had such right if the Security Deed or the Assignment of Leases had not been made, except that neither the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding or deed in lieu of any such action or proceeding (hereinafter called the "Purchaser") nor Lender if Lender takes possession of the Property shall be (a) liable for any act or omission of any prior lessor under the Lease other than defaults of a continuing nature that (i) exist as of the date Purchaser or Lender takes possession or becomes owner of the Property for which notice to Lender has been duly given by either Landlord or Tenant and (ii) constitute a breach of Landlord's obligations under Sections 2.1, Article 5 and Article 10, for which Lender's or Purchaser's liability shall be limited to the period of time after Lender or Purchaser acquire the interest of Landlord under the Lease or Lender takes possession of the Property, and shall be limited _ as is otherwise provided herein; or (b) liable for the return of any security deposit or letter of credit which lessee under the Lease has paid or delivered to any prior lessor under the Lease unless such is held by Lender and, in addition, in the case of a letter of credit, has been issued in Lender's name; or (c) subject to any offsets or defenses which the lessee under the Lease might have against any prior lessor under the Lease; or (d) bound by any base rent, percentage rent or any other payments which the lessee under the Lease might have paid for more than the current month to Landlord or any prior lessor under the Lease; or (e) bound by any amendment or modification of any material term of the Lease made without Lender's prior written consent; or (f) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as lessor, it being acknowledged and agreed that (i) Tenant's sole remedy in the event of such default shall be to proceed against Purchaser's or Lender's interest in the Property and (ii) Lender's liability under the Lease shall be limited to Lender's interest in the Property and in no event shall Lender be liable for indirect or consequential damages. Notwithstanding anything contained herein to be contrary, Lender shall have absolutely no obligation to perform any of Landlord's construction covenants under the Lease, provided that if Lender shall not perform such covenants in the event of foreclosure or deed in lieu thereof and within a reasonable time following taking of possession by Lender, then Tenant shall have the right to terminate its obligations under the Lease and to pursue any and all legal remedies it may have against Landlord and any third parties other than Lender.

2. ATTORNMENT. Unless the Lease is terminated in accordance with Paragraph 1, if the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Security Deed (if applicable), or by any foreclosure or other proceeding for enforcement of the Security Deed, or by deed in lieu of foreclosure or such other proceeding, or if Lender takes possession of the Property pursuant to any provisions of the Security Deed or the Assignment of Leases, the lessee thereunder shall be bound to the Purchaser or Lender, as the case may be, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser or Lender were the lessor under the Lease, and Tenant, as lessee under the Lease, does hereby attorn to the Purchaser and Lender if it takes possession of the Property, as its lessor under the Lease. Purchaser, and Lender if it takes possession of the Property, hereby further agree that it will accept such attornment and, subject to the provisions of this Agreement including, without limitation, the provisions of paragraph 1 hereinabove, as of the date of such purchase or possession and for any obligations of Landlord that arise under the Lease from and after such date, it will assume and perform (but only while the owner or in possession of the Property) all of Landlord's obligations under the Lease and be bound to Tenant under the provisions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser or Lender were the Landlord under the Lease, except as otherwise provided in this Agreement. Such attornment shall be effective and self-operative without the execution of any further instruments upon the succession by Purchaser to the interest of the lessor under the Lease or the taking of possession of the Property by Lender. Nevertheless, Tenant shall, from time to time, execute and deliver such instruments evidencing such attornment as Purchaser or Lender may require in forms reasonably acceptable to Lender and Tenant. The respective rights and obligations of Purchaser, Lender and of the lessee under the Lease upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided in Paragraph 1.

3. SUBORDINATION. Tenant hereby subordinates all of its right, title and interest as lessee under the Lease as the same may be modified, amended or extended, to the right, title and interest of Lender under the Security Deed and to each and every advance heretofore made or hereafter made under the Security Deed, and Tenant further agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Security Deed and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Deed.

4. ASSIGNMENT OF LEASES. Tenant hereby acknowledges that all of Landlord's right, title and interest as lessor under the Lease is being duly assigned to Lender pursuant to the terms of the Security Deed and the Assignment of Leases, and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by Lender. Upon receipt of any such written notice from Lender, Tenant covenants and agrees to make payment of all rental payments then due or to become due under the Lease, including, without limitation, any and all payments provided in Section 8.2 of the Lease, directly to Lender or to Lender's agent designated in such notice and to continue to do so until otherwise notified in writing by Lender. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to Lender following receipt of such notice, and Landlord covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Security Deed or the Assignment of Leases or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to Lender following receipt of such notice. Lender and

     Landlord further agree that Tenant shall be credited under the Lease for any rental payment received by Lender pursuant to such written notice.

5. NOTICE OF DEFAULT BY LANDLORD. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease, simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within ten (10) days after the expiration of any cure period provided to Landlord under the Lease for such cure (or for such additional time as is reasonably required to cure such default provided that Lender has given notice to Tenant of Lender's intent to cure such default and Lender is diligently proceeding to cure such default) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default. In addition, Landlord shall provide to Lender, simultaneously with its delivery of said document to the Tenant, a copy of any "Commitment Date Notification" provided by Landlord under the Lease and a copy of any such notification signed by Tenant Such notices to Lender shall be delivered in duplicate to:

               Middlesex Savings Bank
               6 Main Street
               Natick, Massachusetts 01760
               Attn: Mr. Patrick M. Lee

     or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenant, prior to possession by Tenant under the Lease at 130 New Boston Street, Woburn, MA 01801, and, after possession by Tenant under the Lease at 71 Third Avenue, Burlington, MA 01801 Attention:
     CFO, or to such other address as may be designated by written notice from Tenant to Lender.

6. NO FURTHER SUBORDINATION. Except as expressly provided to the contrary in Paragraph 4 hereof, Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of lessee's interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

7. TITLE OF PARAGRAPHS. The titles of the paragraphs of this agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this agreement.

8. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

9. PROVISIONS BINDING. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Lender, Tenant and Landlord. The reference contained to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Lender to an assignment by Tenant, but has reference only to those instances in which the lessor under the Lease and Lender shall have given written consent to a particular assignment by Tenant thereunder.

10. CASUALTY INSURANCE PROCEEDS AND CONDEMNATION AWARDS. Notwithstanding anything to the contrary contained in this Agreement or in the Lease, the Tenant agrees that (i) the provisions of the Security Deed shall govern with regard to casualty insurance proceeds and condemnation awards, and
     (ii) in the event the casualty insurance proceeds or condemnation awards are not made available for restoration of the Premises, such proceeds or awards shall be paid to the Lender.

11. JURY TRIAL. Both the Tenant and the Lender hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Lease or this Agreement.

     IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day, month and year first above written.

                                     LENDER:

                                     MIDDLESEX SAVINGS BANK


                                     By:
                                        -------------------------
                                          Title:


                                     TENANT:

                                     ACME PACKET, INC., a Delaware
                                     corporation


                                     By:   /s/ Keith Seidman
                                           ------------------------------
                                           Title: Chief Financial Officer

                           LANDLORD:

                           SEVENTY ONE LLC, a Massachusetts limited liability company

                           By: MTP Limited Partnership, a Massachusetts limited
                               partnership, its Manager

                               By: Middlesex Turnpike Corp., a Massachusetts
                                   corporation, its General Partner

                                   By:
                                        -----------------------
                                        Name:  Peter C. Nordblom
                                        Title: Its President


                                   By:
                                        -----------------------
                                        Name:  John D. Macomber
                                        Title: Its Duly Authorized Person

                           By: Middlesex Turnpike Corp., a Massachusetts
                               corporation, its Manager

                               By:
                                     --------------------------
                               Name: Peter C. Nordblom
                               Title: Its President

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF

          On this ______ day of December, 2004, before me, the undersigned notary public, personally appeared ________________, as _____________ of Middlesex Savings Bank, proved to me through satisfactory evidence of identification, which were ______________, to be the person whose name is signed on the preceding or attached document and acknowledged to me that he signed it voluntarily for its stated purpose.

                         ---------------------------------

                             (official signature and seal

                             and stamp of notary public)

                         My Commission Expires: __________


COMMONWEALTH OF MASSACHUSETTS

COUNTY OF

          On this 22nd day of December, 2004, before me, the undersigned notary public, personally appeared [ILLEGIBLE], as C.F.O of Acme Packet, Inc., proved to me through satisfactory evidence of identification, which were [ILLEGIBLE] be the person whose name is signed on the preceding or attached document and acknowledged to me that he signed it voluntarily for its stated purpose.

                            /s/ Gina A. Lazaris
                            ---------------------------------
                                (official signature and seal

                                and stamp of notary public)

                            My Commission Expires:        GINA A. LAZARIS
                                                           Notary Public
                                                   Commonwealth of Massachusetts
                                               [SEAL]    My Commission Expires
                                                           October 2, 2009

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF

          On this ______ day of December, 2004, before me, the undersigned notary public, personally appeared ______________, as the President of Middlesex Turnpike Corp., (i) the general partner of MTP Limited Partnership, the manager of Seventy One LLC and (ii) the manager of Seventy One LLC, proved to me through satisfactory evidence of identification, which were _______________,to be the person whose name is signed on the preceding or attached document and acknowledged to me that he signed it voluntarily for its stated purpose.


                                    ---------------------------------------

                                             (official signature and seal
                                             and stamp of notary public)

                                    My Commission Expires: ________________


COMMONWEALTH OF MASSACHUSETTS

COUNTY OF

          On this _____ day of December, 2004, before me, the undersigned notary public, personally appeared _______________, as duly authorized person of Middlesex Turnpike Corp., the general partner of MTP Limited Partnership, the manager of Seventy One LLC, proved to me through satisfactory evidence of identification, which were _________________, to be the person whose name is signed on the preceding or attached document and acknowledged to me that he signed it voluntarily for its stated purpose.



                                    ---------------------------------------

                                             (official signature and seal
                                             and stamp of notary public)

                                    My Commission Expires: ________________

                                   EXHIBIT "A"

Two certain parcels of land with the buildings thereon in Burlington, Middlesex County, Massachusetts, bounded and described as follows:

Parcel 1:   (Registered Land)

Said parcel comprises Lot 88 on a plan drawn by Charles A. Perkins Co., Inc., Surveyor dated April 1973, as approved by the Land Court, filed in the Land Registration Office as No. 6728-9, a copy of a portion of which is filed in Middlesex South Registry of Deeds District of the Land Court with Certificate Number 12333 1, Book 746, Page 18 1.

Parcel 11:  (Recorded Land)

A certain parcel of land, situated in said Burlington, shown as Lot K-4 on a plan entitled "Land in Burlington, Mass. Surveyed for Middlesex Turnpike Industrial Trust" prepared by Charles A. Perkins Co. Inc., Engineers and Surveyors, dated March 1973, the original linen tracing of which is recorded with Middlesex South Registry of Deeds at the end of Book 12454, to which plan reference is made for a more particular description, and containing 2 acres and 28,791 square feet, according to said plan.

Together with the benefits of that certain Access Easement Agreement dated December 5,2000 by and between Rodger P. Nordblom, Peter C. Nordblom, George Macomber and John D. Macomber as Trustees of Middlesex Turnpike Industrial Trust ("Fee Owners") and Rodger P. Nordblom, Peter C. Nordblom and George Macomber as Trustees of N.W. Building 38 Associates ("Ground Lessees") and Seventy One LLC ("Grantees") recorded in Middlesex South District Registry of Deeds in Book 32 168, Page 584.